Exhibit 99.1

NEWS RELEASE

For Immediate Release

November 3, 2011

MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 34%, Total Revenue Up 31% vs. Q310

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $41.1 million for its third quarter ended September 30, 2011, up 31 percent over the $31.5 million recorded in the same period in 2010. Ultracapacitor revenue increased by 34 percent, to $24.9 million in Q311, compared with $18.6 million in the same period last year. Sales of high voltage capacitor and microelectronics products totaled $16.2 million in Q311, up 26 percent from the $12.8 million recorded in Q310.

“Strong demand for ultracapacitor products across multiple applications, including stop-start idle elimination systems in micro hybrid autos, backup power, wind turbine pitch control and power quality, and hybrid and electric transit vehicle drive systems continued to drive sales growth,” said David Schramm, Maxwell’s president and chief executive officer.

On a U.S. generally accepted accounting principles (GAAP) basis, operating income for Q311 was $1.2 million, compared with an operating loss of $907,000 in Q310. GAAP net income for the third quarter 2011 was $298,000 or $0.01 per diluted share, compared with a GAAP net loss of $2.4 million, or $0.09 per share, in the same period last year. GAAP operating and net income and loss comparisons are affected by:

•	A $1.7 million operating expense accrual in Q310 to increase the reserve for settlement of U.S. Foreign Corrupt Practices Act (FCPA) violations.

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A non-cash charge of $814,000 in Q310, based on the quarterly valuation of conversion features and warrants associated with convertible debentures. As the warrants were exercised in December 2010, and the convertible debentures were retired in February 2011, the company no longer records gains or losses related to the warrants and conversion features.

On a non-GAAP basis, the company reported operating income of $2.1 million in Q311, compared with operating income of $1.6 million in the same period last year, and net income of $1.2 million or $0.04 per diluted share in Q311, compared with net income of $968,000, or $0.04 per diluted share in Q310. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 40 percent in Q311, compared with 39 percent in Q310 and 40 percent in Q211. GAAP operating expenses totaled approximately $15.3 million, or 37 percent of revenue in Q311, compared with $13.2 million, or 42 percent of revenue in Q310. Non-GAAP operating expenses totaled approximately $14.6 million, or 36 percent of revenue, in Q311, compared with $10.9 million, or 35 percent of revenue, in Q310. Cash and cash equivalents totaled $31.0 million as of September 30, 2011, compared with $29.8 million as of June 30, 2011. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission (SEC).

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Outlook: “We expect sequential top line growth of approximately three to five percent in the fourth quarter, which would bring total top line growth to nearly 30 percent for the full year,” Schramm said. “Although we anticipate normal seasonal softness early next year, we believe that sales for the full year will grow at a rate similar to what we have seen in 2011, and ongoing operating performance improvement should enable the company to be profitable on a non-GAAP basis going forward.”

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	prior period accruals and reserves for FCPA and legal settlements; and

•	prior period gains or losses on embedded derivatives and warrants.

In addition, the Company’s management and board of directors use non-GAAP financial measures in developing operating budgets and in reviewing the Company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and diluted net income (loss) per share.

Conference Call: Management will conduct a conference call and simultaneous webcast to discuss reported financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 895-0231 from the U.S. and Canada, or (785) 424-1054 for international callers, and entering the conference ID, MAXWELL. The live webcast and subsequent archived internet replay may be accessed at the company’s web site: investors.maxwell.com.

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following

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risks related to our international operations, including, but not limited to, our ability to comply with changing rules and regulations in countries where we conduct business, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act, anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the U.S. Securities and Exchange Commission and Department of Justice.

•	our ability to remain competitive and stimulate customer demand by successfully introducing new products and matching our production capacity to customer demand;

•	dependence upon sales to a small number of customers and vertical markets, some of which depend heavily on government funding or subsidies which may not continue in the future;

•	acquisition, development and retention of key personnel;

•	our ability to effectively manage reliance upon certain suppliers of key component parts and specialty equipment;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event in any of the geographies in which we conduct significant business; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

Many of these factors are beyond our control, and there can be no assurance that we will not encounter unforeseen risks and costs in the conduct of our business. Forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and 10-KA and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell Investor Relations at (858) 503-3434 or at our investor relations website: investors.maxwell.com. All information in this release is as of November 3, 2011. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company’s expectations.

Media & Investor Contact: Michael Sund +1 (858) 503-3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$41,096	$31,452	$114,818	$87,654
Cost of revenue	24,547	19,130	68,909	53,284

Gross profit	16,549	12,322	45,909	34,370
Operating expenses:
Selling, general and administrative	9,544	8,747	29,225	27,086
Research and development	5,707	4,432	16,976	12,968
Amortization of intangibles	51	50	153	182

Total operating expenses	15,302	13,229	46,354	40,236

Income (loss) from operations	1,247	(907)	(445)	(5,866)
Interest expense, net	(27)	(46)	(88)	(144)
Amortization of debt discount and prepaid debt costs	—	(21)	(55)	(62)
Gain (loss) on embedded derivatives and warrants	—	(814)	1,086	3,661

Income (loss) before income taxes	1,220	(1,788)	498	(2,411)
Income tax provision	922	562	1,221	1,281

Net income (loss)	$298	$(2,350)	$(723)	$(3,692)

Net income (loss) per common share:
Basic	$0.01	$(0.09)	$(0.03)	$(0.14)
Diluted	$0.01	$(0.09)	$(0.03)	$(0.14)
Weighted average common shares outstanding:
Basic	27,733	26,195	27,564	26,149
Diluted	28,161	26,195	27,564	26,149

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$30,988	$39,829
Restricted cash	—	8,000
Trade and other accounts receivable, net	31,838	27,141
Inventories, net	27,965	19,290
Prepaid expenses and other current assets	3,191	2,713

Total current assets	93,982	96,973
Property and equipment, net	26,985	20,129
Intangible assets, net	1,259	1,651
Goodwill	25,592	24,956
Pension asset	6,125	5,321
Other non-current assets	246	781

Total assets	$154,189	$149,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,340	$28,115
Accrued warranty	261	449
Accrued employee compensation	7,037	6,079
Short-term borrowings and current portion of long-term debt	3,409	3,511
Deferred tax liability	1,373	1,373

Total current liabilities	44,420	39,527
Deferred tax liability, long-term	1,166	1,166
Long-term debt, excluding current portion	2,292	12,608
Other long-term liabilities	3,028	8,487

Total liabilities	50,906	61,788

Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 28,123 and 27,182 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	2,797	2,715
Additional paid-in capital	252,525	238,419
Accumulated deficit	(164,593)	(163,870)
Accumulated other comprehensive income	12,554	10,759

Total stockholders’ equity	103,283	88,023

Total liabilities and stockholders’ equity	$154,189	$149,811

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended			Nine Months Ended
		Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Gross Profit Reconciliation:
GAAP gross profit		$16,549	$15,476	$12,322	$45,909	$34,370
Stock-based compensation expense included in cost of sales	A	89	84	105	292	310
Amortization of intangible assets included in cost of sales	B	96	90	77	269	222

Non-GAAP gross profit		$16,734	$15,650	$12,504	$46,470	$34,902

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$15,302	$17,095	$13,229	$46,354	$40,236
Stock-based compensation expense	A	(646)	(705)	(572)	(2,148)	(1,733)
Amortization of intangible assets	B	(51)	(51)	(50)	(153)	(182)
Accrual for settlements with the SEC and DOJ	C	—	—	(1,700)	—	(5,100)
Accrual for anticipated legal settlement	D	—	(2,600)	—	(2,600)	—

Non-GAAP total operating expenses		$14,605	$13,739	$10,907	$41,453	$33,221

Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$1,247	$(1,619)	$(907)	$(445)	$(5,866)
Stock-based compensation expense	A	735	789	677	2,440	2,043
Amortization of intangible assets	B	147	141	127	422	404
Accrual for settlements with the SEC and DOJ	C	—	—	1,700	—	5,100
Accrual for anticipated legal settlement	D	—	2,600	—	2,600	—

Non-GAAP income from operations		$2,129	$1,911	$1,597	$5,017	$1,681

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$298	$(1,217)	$(2,350)	$(723)	$(3,692)
Stock-based compensation expense	A	735	789	677	2,440	2,043
Amortization of intangible assets	B	147	141	127	422	404
Accrual for settlements with the SEC and DOJ	C	—	—	1,700	—	5,100
Accrual for anticipated legal settlement, net of tax	D	—	2,035	—	2,035	—
Loss (gain) on embedded derivative and warrants	E	—	—	814	(1,086)	(3,661)

Non-GAAP net income		$1,180	$1,748	$968	$3,088	$194

Diluted Net Income per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.01	$(0.04)	$(0.09)	$(0.03)	$(0.14)
Stock-based compensation expense	A	0.03	0.03	0.03	0.09	0.08
Amortization of intangible assets	B	—	—	0.01	0.02	0.02
Accrual for settlements with the SEC and DOJ	C	—	—	0.06	—	0.19
Accrual for anticipated legal settlement, net of tax	D	—	0.07	—	0.07	—
Loss (gain) on embedded derivative and warrants	E	—	—	0.03	(0.04)	(0.14)

Non-GAAP diluted net income per share		$0.04	$0.06	$0.04	$0.11	$0.01

See notes on next page

Notes:

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Cost of revenue	$89	$84	$105	$292	$310
Selling, general and administrative	531	597	556	1,773	1,624
Research and development	115	108	16	375	109

Total stock-based compensation expense	$735	$789	$677	$2,440	$2,043

(B)	Amortization of intangible assets associated with acquisitions.
(C)	Accrual for settlements with the Securities and Exchange Commission and Department of Justice.
(D)	Accrual for anticipated legal settlement of $2.6 million, or $2.0 million net of the related tax impact.
(E)	Gain on embedded derivatives and warrants associated with the Company’s convertible debt.